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                                                                   EXHIBIT 23.02


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement of homestore.com, Inc. on Form S-8 of our report dated March 31, 1999, except as to the stock splits described in Note 20, which are as of April 5, 1999 and August 4, 1999, on our audits of the consolidated financial statements of homestore.com, Inc. as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998.



PricewaterhouseCoopers LLP

Century City, California
August 4, 1999